Exhibit 99.1
For Immediate Release
Saia, Inc. Reports Third-Quarter 2006 Earnings
Earnings per Share from Continuing Operations up 21 percent
DULUTH, Ga. — October 24, 2006 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported third-quarter 2006 results.
Third-Quarter 2006 Results from Continuing Operations Compared to Third-Quarter 2005
•	Revenues were $226 million, an increase of 14 percent on one less workday than the prior-year quarter.

•	Operating income from continuing operations was $14.0 million, up 10 percent from $12.7 million.

•	Operating income from continuing operations included $2.3 million, or $0.09 per share, in equity-based compensation expense and restructuring charges compared to a benefit of $0.5 million, or $0.02 per share, in the prior-year quarter.

•	Earnings per share from continuing operations were $0.52, a 21 percent increase from the prior-year quarter, and included charges of $0.09 per share for equity-based compensation and restructuring expenses. Earnings per share from continuing operations in the prior-year quarter were $0.43 which included a benefit of $0.02 per share related to equity-based compensation.
“We are pleased with our strong revenue growth, which remains among the best in the industry,” said Bert Trucksess, chairman and chief executive officer. “Despite signs of a moderating economy, we believe Saia is well positioned for long-term profitable growth and shareholder value creation as it builds market share and efficiencies in its existing geography while seeking opportunities for geographic expansion.”
“Current quarter revenue from continuing operations exceeded revenue in the prior-year quarter by 16 percent, on an equal work day basis, on the strength of a 7 percent increase in LTL tonnage and stable pricing. Due to less-than-typical peak season shipping demand, tonnage did not grow as much as in the second quarter year-over-year comparisons,” said Rick O’Dell, president. “Third quarter increases were fueled by growth from Saia’s industry leading Xtreme Guarantee product, continued success in synergy lane business and steady yield improvement.”
“With our ongoing focus on further improving Saia’s financial and operational performance, together with our commitment to expanding geographically and capturing increased market share, we believe that we can enhance Saia’s already strong competitive position and deliver increased value to both customers and shareholders,” Mr. O’Dell said.

Saia, Inc. Third-Quarter 2006 Earnings

Due to the relative performance of the Company’s stock price during the quarter, equity-based compensation expense was $1.9 million in the third quarter of 2006 compared with a benefit of $0.5 million in the prior-year quarter. In addition, current quarter results include charges of $0.4 million for the consolidation and relocation of the Company’s headquarters from Kansas City, Mo. to Duluth, Ga.
Effective August 1, salaries and wages at Saia increased an average of 2.7 percent. Current quarter operating income included a $1.1 million benefit from a Hurricane Katrina insurance recovery which was substantially offset by charges due to unfavorable development of 2005 and prior accident claims.
Year-to-Date 2006 Results from Continuing Operations Compared to Year-to-Date 2005
•	Revenues were $656 million, an increase of 19 percent.

•	Operating income was $39.5 million, an increase of 23 percent.

•	Net income was $20.6 million, an increase of 37 percent.

•	Earnings per share were $1.38, an increase of 39 percent.
Financial Position and Capital Expenditures
Total debt was $112.5 million at September 30, 2006 and debt to total capital was 35 percent. Net debt to total capital was 24 percent as a result of the Company’s $47.8 million cash balance at September 30, 2006.
Consolidated net capital expenditures from continuing operations for the first nine months of 2006 were $67.9 million. The Company now expects 2006 net capital expenditures from continuing operations of approximately $90 million.
Conference Call
The Company will hold a conference call to discuss third-quarter results today at 4:30 p.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through October 31, 2006. The replay is available by dialing 1-800-642-1687 or 706-645-9291 and using conference code 8562833.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 30 states. Saia is home to the industry-leading Xtreme Guarantee product, which guarantees total customer satisfaction from pick-up through invoicing. Saia offers complete North American coverage through partner agreements. With headquarters in Duluth, Ga. and a network of 129 terminals, Saia employs 7,600 people. For more information, visit the Saia website at www.saia.com.

Saia, Inc. Third-Quarter 2006 Earnings

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; indemnification obligations associated with the sale of Jevic Transportation, Inc.; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; labor relations; integration risks; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
# # #

CONTACT:	Renée McKenzie, Treasurer
reneemck@saia.com

Greg Drown
gdrown@saia.com

678-542-3910

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$47,816	$16,865
Accounts receivable	95,002	85,074
Prepaid expenses and other	27,409	22,233
Current assets of discontinued operations	4,606	50,073

Total current assets	174,833	174,245

PROPERTY AND EQUIPMENT:
Cost	483,137	427,019
Less: Accumulated depreciation	197,097	180,385

Net property and equipment	286,040	246,634

GOODWILL AND OTHER ASSETS	32,713	33,419
Long-term assets of discontinued operations, net	—	100,443

Total assets	$493,586	$554,741

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and checks outstanding	$37,602	$43,487
Wages and employees’ benefits	44,211	37,915
Other current liabilities	36,134	26,797
Current portion of long-term debt	8,856	5,000
Current liabilities of discontinued operations	225	23,388

Total current liabilities	127,028	136,587

OTHER LIABILITIES:
Long-term debt	103,610	109,913
Deferred income taxes	42,366	40,949
Claims, insurance and other	13,670	14,041
Long-term liabilities of discontinued operations	—	24,859

Total other liabilities	159,646	189,762

SHAREHOLDERS’ EQUITY:
Common stock	15	14
Additional paid-in capital	199,084	194,398
Deferred compensation trust	(1,607)	(1,322)
Retained earnings	9,420	35,302

Total shareholders’ equity	206,912	228,392

Total liabilities and shareholders’ equity	$493,586	$554,741

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Consolidated Statements of Operations
For the Quarter and Nine Months Ended September 30, 2006 and 2005
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2006	2005	2006	2005

OPERATING REVENUE	$226,118	$198,811	$655,577	$551,600

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	122,421	107,993	352,988	303,544
Purchased transportation	18,461	17,206	53,569	43,940
Fuel, operating expenses and supplies	48,997	41,315	142,660	111,695
Operating taxes and licenses	6,860	6,527	21,512	19,259
Claims and insurance	7,652	5,730	20,751	19,964
Depreciation and amortization	8,260	7,469	23,689	21,524
Operating (gains) and losses	(857)	(89)	(1,181)	(525)
Restructuring charges	369	—	2,049	—

Total operating expenses	212,163	186,151	616,037	519,401

OPERATING INCOME	13,955	12,660	39,540	32,199

NONOPERATING EXPENSES:
Interest expense	2,241	2,389	7,142	7,239
Other, net	(569)	(104)	(782)	(51)

Nonoperating expenses, net	1,672	2,285	6,360	7,188

INCOME BEFORE INCOME TAXES	12,283	10,375	33,180	25,011
Income tax provision	4,602	4,047	12,616	9,958

INCOME FROM CONTINUING OPERATIONS	7,681	6,328	20,564	15,053
Income (loss) from discontinued operations, net (including loss on disposal of $43,790 in 2006, net of tax benefit)	2	655	(46,447)	1,691

NET INCOME (LOSS)	$7,683	$6,983	$(25,883)	$16,744

Average common shares outstanding — basic	14,612	14,499	14,557	14,815

Average common shares outstanding — diluted	14,906	14,828	14,874	15,158

Basic earnings per share-continuing operations	$0.53	$0.44	$1.41	$1.02
Basic earnings (loss) per share-discontinued operations	—	0.04	(3.19)	0.11

Basic earnings (loss) per share	$0.53	$0.48	$(1.78)	$1.13

Diluted earnings per share-continuing operations	$0.52	$0.43	$1.38	$0.99
Diluted earnings (loss) per share-discontinued operations	—	0.04	(3.12)	0.11

Diluted earnings (loss) per share	$0.52	$0.47	$(1.74)	$1.10

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2006 and 2005
(Amounts in thousands)
(Unaudited)

	2006	2005
OPERATING ACTIVITIES:
Net cash from operating activities-continuing operations	$45,386	$35,486
Net cash from operating activities-discontinued operations	16,268	13,245

Net cash from operating activities	61,654	48,731

INVESTING ACTIVITIES:
Acquisition of property and equipment	(69,829)	(29,878)
Proceeds from disposal of property and equipment	1,959	1,112
Proceeds from sale of subsidiary	41,200	—
Net investment in discontinued operations	(5,359)	(13,681)

Net cash used in investing activities	(32,029)	(42,447)

FINANCING ACTIVITIES:
Repayment of long-term debt	(2,500)	(8,002)
Borrowing of long-term debt	—	10,886
Repurchase of common stock	—	(12,721)
Proceeds from stock option exercises	3,826	547

Net cash from (used in) financing activities	1,326	(9,290)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	30,951	(3,006)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	16,865	6,949

CASH & CASH EQUIVALENTS, END OF PERIOD	$47,816	$3,943

Saia Motor Freight Line, Inc.
Financial Segment Information
For the Quarter and Nine Months Ended September 30, 2006 and 2005
(Amounts in thousands)
(Unaudited)

	Third Quarter		%	Nine Months		%
	2006	2005	Change	2006	2005	Change

Operating revenue	226,118	198,811	13.7	655,577	551,599	18.9

Operating income	16,888	13,406		48,464	34,876

Operating ratio	92.5	93.3		92.6	93.7

					Third Quarter
		Third Quarter		%	Amount/Workday		%
		2006	2005	Change	2006	2005	Change
Workdays					63	64

F/S Revenue	LTL	209,726	183,930	14.0	3,329.0	2,873.9	15.8
	TL	16,392	14,881	10.2	260.2	232.5	11.9
	Total	226,118	198,811	13.7	3,589.2	3,106.4	15.5

Revenue excluding	LTL	209,627	184,208	13.8	3,327.4	2,878.3	15.6
revenue recognition	TL	16,384	14,904	9.9	260.1	232.9	11.7
adjustment	Total	226,011	199,112	13.5	3,587.5	3,111.2	15.3

Tonnage	LTL	867	821	5.7	13.77	12.82	7.4
	TL	175	170	2.5	2.77	2.66	4.1
	Total	1,042	991	5.1	16.54	15.48	6.8

Shipments	LTL	1,559	1,477	5.6	24.75	23.07	7.3
	TL	24	23	4.4	0.38	0.36	6.0
	Total	1,583	1,500	5.6	25.13	23.43	7.2

Revenue/cwt.	LTL	12.09	11.22	7.7
	TL	4.69	4.37	7.3
	Total	10.85	10.05	8.0

Revenue/cwt.	LTL	10.40	9.97	4.3
(excluding fuel surcharge)	TL	4.61	4.29	7.4
	Total	9.43	9.00	4.8

Revenue/shipment	LTL	133.53	124.74	9.5
	TL	653.32	641.58	6.6
	Total	141.70	132.75	9.4

Pounds/shipment	LTL	1,112	1,111	0.1
	TL	14,398	14,666	(1.8)
	Total	1,316	1,321	(0.4)